SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2004

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 22, 2004, ARAMARK Corporation (the “Company”) announced that William Leonard had stepped down as the Company’s President and Chief Executive Officer and had resigned as a member of the Board of Directors and all committees of which he was a member, in each case, effective immediately. In connection with the resignation of Mr. Leonard, the Company’s Board of Directors reduced the number of directors comprising the Company’s Board of Directors from twelve to eleven. The departure of Mr. Leonard will result in a one-time charge that will reduce the Company’s fourth quarter earnings by approximately $6 million, after tax.

Joseph Neubauer, 62, the Company’s Executive Chairman, has been elected Chairman and Chief Executive Officer, a position he held from 1984 to 2003. The Company expects to enter into an amended employment agreement with Mr. Neubauer, the terms of which are currently under discussion between the Board and Mr. Neubauer. Upon finalization of the amendment, the Company will file an amendment to this Form 8-K describing the material terms of such agreement. For further information regarding Mr. Neubauer and his relationship with the Company, please refer to the Company’s Proxy Statement dated December 29, 2003.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On September 21, 2004, in connection with the resignation of Mr. Leonard as President and Chief Executive Officer and as a member of the Company’s Board Directors, the Board amended the Company’s bylaws. The bylaw amendments reflect that Mr. Neubauer now serves in the dual-capacities of Chairman and Chief Executive Officer. The bylaw amendments are effective immediately.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit 99.1        ARAMARK Press Release dated September 22, 2004, announcing (i) the resignation of William Leonard as President and Chief Executive Officer and as a member of the Company’s Board Directors and (ii) the appointment of Joseph Neubauer as Chairman and Chief Executive Officer.

Exhibit 99.2        Amended and Restated Bylaws.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: September 22, 2004	By:	/s/ L. Frederick Sutherland
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	ARAMARK Press Release dated September 22, 2004, announcing (i) the resignation of William Leonard as President and Chief Executive Officer and as a member of the Company’s Board Directors and (ii) the appointment of Joseph Neubauer as Chairman and Chief Executive Officer.

99.2	Amended and Restated Bylaws of ARAMARK Corporation

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